Exhibit 5.10

LIONEL SAWYER & COLLINS

ATTORNEYS AT LAW 1700 BANK OF AMERICA PLAZA 300 SOUTH FOURTH STREET LAS VEGAS, NEVADA 89101 (702) 383-8888 –––– FAX (702) 383-8845 lsc@lionelsawyer.com www.lionelsawyer.com May 31, 2013

SAMUEL S. LIONEL
GRANT SAWYER
     (1918-1996)

JON R. COLLINS
     (1923-1987)

RICHARD H. BRYAN
JEFFREY P. ZUCKER
PAUL R. HEJMANOWSKI
ROBERT D. FAISS
DAVID N. FREDERICK
RODNEY M. JEAN
HARVEY WHITTEMORE
TODD TOUTON
CAM FERENBACH
LYNDA S. MABRY
MARK H. GOLDSTEIN
KIRBY J. SMITH
COLLEEN A. DOLAN
JENNIFER A. SMITH
DAN R. REASER
PAUL E. LARSEN

ALLEN J. WILT
LYNN S. FULSTONE
RORY J. REID
DAN C. McGUIRE
JOHN E. DAWSON
FRED D. “PETE” GIBSON, III
CHARLES H. McCREA JR.
GREGORY E. SMITH
MALANI L. KOTCHKA
LESLIE BRYAN HART
CRAIG E. ETEM
TODD E. KENNEDY
MATTHEW E. WATSON
JOHN M. NAYLOR
WILLIAM J. McKEAN
ELIZABETH BRICKFIELD
GREGORY R. GEMIGNANI
LINDA M. BULLEN
LAURA J. THALACKER
DOREEN SPEARS HARTWELL
LAURA K. GRANIER
MAXIMILIANO D. COUVILLIER III	MICHAEL D. KNOX
ERIN FLYNN
JENNIFER ROBERTS
MEREDITH L. MARKWELL
DOUGLAS A. CANNON
RICHARD T. CUNNINGHAM
MATTHEW R. POLICASTRO
JENNIFER J. DiMARZIO
PEARL L. GALLAGHER
CHRISTINE D. SMITH
SUSAN L. MYERS
BRIAN S. PICK
JENNIFER L. BRASTER
LUCAS J. TUCKER
CHRISTOPHER WALTHER
KEVIN J. HEJMANOWSKI
KETAN D. BHIRUD
LAUREN D. CALVERT-ARNOLD
ROBERT W. HERNQUIST
CHRISTIAN HALE
TIMOTHY R. MULLINER
COURTNEY MILLER O'MARA
BRIAN H. SCHUSTERMAN
MOHAMED A. IQBAL, JR.
KELLY R. KICHLINE
MARK J. GARDBERG
ELIZABETH A. HIGH
JAMES B. GIBSON
GREG J. CARLSON
ABIGAYLE F. DANG
JING ZHAO
JOHN TENNERT
OF COUNSEL RICHARD J. MORGAN* ELLEN WHITTEMORE CHRISTOPHER MATHEWS MARK A. CLAYTON *ADMITTED IN CA ONLY
WRITER’S DIRECT DIAL NUMBER (702) 383-8837 MGOLDSTEIN@LIONELSAWYER.COM

Meritor, Inc.
2135 West Maple Road
Troy, MI 48084

Ladies and Gentlemen:

     As special Nevada counsel for Meritor, Inc., a Nevada corporation (the “Nevada Guarantor”), we have been requested to render an opinion for that certain Underwriting Agreement dated May 28, 2013 between Meritor, Inc., an Indiana corporation (the “Company”), and the Guarantors, on the one hand, and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Prince, Fenner & Smith Incorporated, RBS Securities Inc. and UBS Securities LLC for themselves and as Representatives of the other Underwriters named in Schedule A thereto (together with the Representative, the "Underwriters"), on the other hand (the "Agreement").

     The Company is issuing and selling to the Underwriters an aggregate of $275,000,000 aggregate principal amount of its 6-3/4% Notes due 2021 (the "Notes"). The Notes are being issued pursuant to an indenture dated as of April 1, 1998, among the Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company as successor to The Chase Manhattan Bank), as Trustee, as supplemented by a First Supplemental Indenture dated as of July 7, 2000, a Second Supplemental Indenture dated as of July 6, 2004, a Third Supplemental Indenture dated as of June 23, 2006, a Fourth Supplemental Indenture dated as of March 3, 2010, a Fifth Supplemental Indenture, dated as of May 23, 2013 and a Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”), dated as of May 31, 2013 (as so supplemented, the “Indenture”). All capitalized terms not defined herein shall have the same definitions as those ascribed to them in the Agreement or, if not defined therein, in the Indenture.

RENO OFFICE: 1100 BANK OF AMERICA PLAZA, 50 WEST LIBERTY STREET • RENO, NEVADA 89501 • (775) 788-8666 • FAX (775) 788-8682

CARSON CITY OFFICE: 410 SOUTH CARSON STREET • CARSON CITY, NEVADA 89701 • (775) 851-2115 • FAX (775) 841-2119

LIONEL SAWYER & COLLINS
       ATTORNEYS AT LAW

ArvinMeritor, Inc.
May 31, 2013

     We have examined:

a.	Agreement;

b.	the Indenture;

c.	the Notes;

d.	the form of the Guarantee to be signed by the Nevada Guarantor;

e.	Articles of Incorporation for the Nevada Guarantor certified by the Nevada Secretary of State;

f.	Good Standing Certificate for the Nevada Guarantor from the Nevada Secretary of State;

g.	Resolutions of the Board of Directors of the Nevada Guarantor certified by an officer of the Company; and

h.	Bylaws of the Nevada Guarantor certified by an officer of the Company.

     We have not reviewed, and express no opinion as to, any instrument or agreement referred to or incorporated by reference in the foregoing documents.

     We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein.

     Based on the foregoing and subject to the following we are of the opinion that the Nevada Guarantor has the corporate authority to execute and deliver its Guarantee.

     We express no opinion as to the laws of any jurisdiction other than the State of Nevada.

LIONEL SAWYER & COLLINS
       ATTORNEYS AT LAW

ArvinMeritor, Inc.
May 31, 2013

     We hereby consent to the filing of this opinion letter as an Exhibit to a Current Report on Form 8-K to be filed by the Company. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Lionel Sawyer & Collins

Lionel Sawyer & Collins